UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2020

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Public Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, Myriad Genetics, Inc. (the “Company”) entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Mark C. Capone, the Company’s former President and Chief Executive Officer. As previously disclosed, Mr. Capone resigned from his roles as the President and Chief Executive Officer of the Company and a member of the Board of Directors of the Company (the “Board”), effective February 6, 2020, and continued to be employed by the Company as a nonexecutive employee. Effective as of May 1, 2020, Mr. Capone resigned from his employment with the Company and transitioned to providing consulting and advisory services to the Company for a five-month period ending September 30, 2020 (the “Consulting Period”). Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants and a typical release of claims, Mr. Capone will receive a lump sum severance payment of $600,230.77, a monthly consulting fee of $38,250.00 during the Consulting Period, and an additional payment of $38,250.00 at the end of the Consulting Period. All performance stock units and restricted stock units previously awarded to Mr. Capone will continue to vest during the term of the Consulting Period. In addition, Mr. Capone will be eligible to receive a prorated annual bonus for fiscal year 2020 and he will remain eligible to receive a cash payment under the Company’s three-year cash incentive bonus program for the period ending in 2020. The Company agreed to indemnify Mr. Capone with respect to claims related to the Separation Agreement and agreed to a general release of claims against Mr. Capone.

The foregoing description of the material terms of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation and Consulting Agreement, dated May 6, 2020, by and between Myriad Genetics, Inc. and Mark C. Capone.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibit(s) may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: May 11, 2020	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Interim President and Chief Executive Officer, Chief Financial Officer